Exhibit 99.1

REVOCABLE PROXY

FIRST SECURITYFED FINANCIAL, INC.

ANNUAL MEETING OF STOCKHOLDERS
to be Held on May 19, 2004

        The undersigned hereby appoints the Board of Directors of First SecurityFed Financial, Inc. (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the main office of the Company located at 936 N. Western Avenue, Chicago, Illinois on May 19, 2004 at 1:00 p.m. Chicago time, and at any and all adjournments and postponements thereof.

1.
The adoption of an Agreement and Plan of Merger, dated as of January 9, 2004, between MB Financial, Inc. ("MB Financial") and the Company, pursuant to which the Company will merge with MB Financial and each share of the Company's common stock will be converted into shares of MB Financial common stock or cash, all subject to the terms of such Agreement and Plan of Merger.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	The election as directors of all nominees listed below:
	☐ FOR	☐ VOTE WITHHELD
INSTRUCTION:	To withhold your vote for any individual nominee, strike a line in that nominee's name in the list below.
	Steve Babyk	L. Maria Bodnar	George Kawka
3.	Ratification of the appointment of Crowe Chizek and Company LLC as independent auditors for the fiscal year ending December 31, 2004:
	☐ FOR	☐ AGAINST	☐ ABSTAIN

        In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

        THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, FOR THE ELECTION OF THE BOARD NOMINEES NAMED HEREIN AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDANT AUDITORS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

The Board of Directors recommends a vote "FOR" each of the listed propositions.

(Continued and to be SIGNED on Reverse Side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a proxy statement-prospectus dated                        , 2004 and the Company's Annual Report to Stockholders.

Dated:	, 2004

Signature of Stockholder

Signature of Stockholder
Please sign exactly as your name(s) appear(s) to the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE